EXHIBIT 99.1
Press Release

Clean Harbors Announces First-Quarter 2022 Financial Results

•Reports Q1 Revenues of $1.17 Billion with Strong Demand Across Core Businesses
•Generates Q1 Net Income of $45.3 Million, or EPS of $0.83
•Achieves Q1 Adjusted EBITDA Growth of 39% to $180.3 Million with Margin of 15.4%
•Raises 2022 Adjusted EBITDA Guidance

NORWELL, Mass. – May 4, 2022 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2022.

“We opened 2022 with a strong first-quarter on robust demand for our services and sustainable products,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “Our record revenue and Adjusted EBITDA in the quarter reflected a continuation of the momentum that supported our business throughout 2021, including demand for our hazardous waste disposal capabilities, industrial services and re-refined products, as well as our October 2021 acquisition of HydroChemPSC (“HPC”). We executed effectively, navigating supply and inflation challenges through a combination of intelligent pricing programs and cost-control initiatives. Most importantly, we achieved a Total Recordable Incident Rate (TRIR) of 0.97 – underscoring the team’s unwavering commitment to safety.”

First-Quarter Results
Revenues increased 45% to $1.17 billion from $808.1 million in the same period of 2021. Income from operations grew 71% to $87.1 million from $50.9 million in the first quarter of 2021.

Net income was $45.3 million, or $0.83 per diluted share. This compared with net income of $21.7 million, or $0.39 per diluted share, for the same period in 2021. Adjusted for certain items in both periods, adjusted net income was $45.4 million, or $0.83 per diluted share, for the first quarter of 2022, compared with adjusted net income of $23.4 million, or $0.42 per diluted share, for the same period of 2021. (See reconciliation tables below).

Adjusted EBITDA (see description below) increased 39% to $180.3 million from $129.5 million in the same period of 2021. There were no benefits from government assistance programs in the first quarter of 2022, compared with a combined $5.4 million in benefits from Canadian and U.S. government programs in the same period of 2021.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Q1 2022 Segment Review
“Environmental Services (ES) revenues increased 45% year-over-year, reflecting the contribution of HPC, higher volumes in our disposal and recycling facilities, pricing initiatives and steady demand across our service businesses,” McKim said. “Utilization of our incinerator network was 85% in the quarter, up five points from the prior year when utilization was negatively impacted by a deep freeze in the Gulf region. Average incineration pricing was up slightly from a year ago, reflecting the mix of waste in the quarter that included some project volumes. A modest pickup in remediation projects helped increase our landfill volumes by 14%. Safety-Kleen Environmental continued its growth trajectory, increasing 9% through pricing and new business wins across its core service offerings. Our Industrial Services business grew substantially with the addition of HPC, and we exited the quarter with significant momentum into the spring turnaround season.

“Safety-Kleen Sustainability Solutions (SKSS) revenues grew 44% while our Adjusted EBITDA rose 64% from a year ago,” McKim said. “Although Q1 is typically a seasonally weaker quarter for SKSS, demand for our base oil and blended products was consistently strong in the quarter. Global supply disruptions led to favorable market dynamics in the U.S. and substantial price increases late in the quarter. In addition to the higher pricing on the back end of our re-refining spread, we continued to actively manage the front end to minimize collection costs while maintaining collection volumes. SKSS collected 53 million gallons of waste oil in the quarter, up 13% from a year ago.”

Business Outlook and Financial Guidance
“We saw steady demand across our key lines of business to start this year; underlying market conditions driving that demand should enable to us to extend – or even accelerate – that momentum in the coming quarters,” McKim said. “Within our disposal network, we have a healthy backlog of volume as evidenced by our record level of deferred revenue at the end of Q1. A robust pipeline of waste project opportunities should support the growing volumes we are experiencing in our base business. Underlying trends such as U.S. regulations, infrastructure spending, chemical manufacturing and reshoring of multiple industries also provide a promising backdrop for our entire Environmental Services segment. As a result, we are continuing to invest in our plants to increase throughput across our network, including constructing a new incinerator in Nebraska. We are also hiring as rapidly as possible to meet demand, while lowering our third-party costs. In Q1, we added a significant number of employees on a net basis and expect to extend our recruitment efforts in the coming quarters.

“Within SKSS, the pricing environment for sustainable base oil and finished lubricant products remains strong, supported by global supply dynamics and the corresponding rise in the value of base oil. We also are continuing to aggressively manage the front end of our re-refining spread. System improvements, greater transportation efficiencies and market-specific pricing are helping counteract rising costs,” McKim concluded. “Not only in SKSS, but across the organization, we are confident that we have pricing and cost reduction strategies in place to offset inflation in 2022. The demand environment is highly favorable across all our core lines of business, and we continue to expect Clean Harbors to deliver strong profitable growth and robust free cash flow this year.”
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

In the second quarter of 2022, Clean Harbors expects Adjusted EBITDA to increase 25% to 30% from the prior- year period, reflecting the addition of HPC and higher profitability in both the ES and SKSS segments.

Based on its first-quarter 2022 performance and current market conditions, Clean Harbors is raising the midpoint of its 2022 Adjusted EBITDA guidance by $35 million. For the year, the Company now expects:
•Adjusted EBITDA in the range of $800 million to $830 million. This range is based on anticipated GAAP net income in the range of $225 million to $258 million; and
•Adjusted free cash flow in the range of $250 million to $290 million, based on anticipated net cash from operating activities in the range of $560 million to $620 million.

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three months ended March 31, 2022 and 2021 (in thousands, except percentages):

	For the Three Months Ended
	March 31, 2022	March 31, 2021
Net income	$45,314	$21,736
Accretion of environmental liabilities	3,156	2,953
Stock-based compensation	5,712	3,480
Depreciation and amortization	84,298	72,163
Other (income) expense, net	(704)	1,228
Interest expense, net of interest income	25,017	17,918
Provision for income taxes	17,466	9,973
Adjusted EBITDA	$180,259	$129,451
Adjusted EBITDA Margin	15.4%	16.0%
This press release includes a discussion of net income and earnings per share adjusted for the impacts of tax-related valuation allowances and other items as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income and
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com adjusted net income, and the difference between earnings per share and adjusted earnings per share, for the three months ended March 31, 2022 and 2021 (in thousands, except per share amounts):

	For the Three Months Ended
	March 31, 2022	March 31, 2021
Adjusted net income
Net income	$45,314	$21,736
Tax-related valuation allowances and other	114	1,648
Adjusted net income	$45,428	$23,384

Adjusted earnings per share
Earnings per share	$0.83	$0.39
Tax-related valuation allowances and other	—	0.03
Adjusted earnings per share	$0.83	$0.42

Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities such as taxes paid in connection with divestitures. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash (used in) from operating activities and adjusted free cash flow is as follows for the three months ended March 31, 2022 and 2021 (in thousands):

	For the Three Months Ended
	March 31, 2022	March 31, 2021
Adjusted free cash flow
Net cash (used in) from operating activities	$(38,629)	$103,000
Additions to property, plant and equipment	(70,308)	(41,913)
Proceeds from sale and disposal of fixed assets	1,320	1,204
Adjusted free cash flow	$(107,617)	$62,291
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2022
Projected GAAP net income	$225	to	$258
Adjustments:
Accretion of environmental liabilities	13	to	12
Stock-based compensation	26	to	29
Depreciation and amortization	340	to	330
Interest expense, net	110	to	106
Provision for income taxes	86	to	95
Projected Adjusted EBITDA	$800	to	$830

Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2022
Projected net cash from operating activities	$560	to	$620
Additions to property, plant and equipment	(320)	to	(340)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$250	to	$290

Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended
	March 31, 2022	March 31, 2021
Revenues	$1,169,109	$808,148
Cost of revenues: (exclusive of items shown separately below)	843,389	560,536
Selling, general and administrative expenses	151,173	121,641
Accretion of environmental liabilities	3,156	2,953
Depreciation and amortization	84,298	72,163
Income from operations	87,093	50,855
Other income (expense), net	704	(1,228)
Interest expense, net	(25,017)	(17,918)
Income before provision for income taxes	62,780	31,709
Provision for income taxes	17,466	9,973
Net income	$45,314	$21,736
Earnings per share:
Basic	$0.83	$0.40
Diluted	$0.83	$0.39
Shares used to compute earnings per share - Basic	54,408	54,723
Shares used to compute earnings per share - Diluted	54,672	55,043

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$339,584	$452,575
Short-term marketable securities	75,364	81,724
Accounts receivable, net	900,273	792,734
Unbilled accounts receivable	123,945	94,963
Inventories and supplies	264,733	250,692
Prepaid expenses and other current assets	103,349	68,483
Total current assets	1,807,248	1,741,171
Property, plant and equipment, net	1,881,542	1,863,175
Other assets:
Operating lease right-of-use assets	156,811	161,797
Goodwill	1,221,399	1,227,042
Permits and other intangibles, net	633,445	644,912
Other	25,812	15,602
Total other assets	2,037,467	2,049,353
Total assets	$5,726,257	$5,653,699

Current liabilities:
Current portion of long-term debt	$17,535	$17,535
Accounts payable	394,152	359,866
Deferred revenue	90,116	83,749
Accrued expenses and other current liabilities	338,835	391,414
Current portion of closure, post-closure and remedial liabilities	26,393	25,136
Current portion of operating lease liabilities	47,108	47,614
Total current liabilities	914,139	925,314
Other liabilities:
Closure and post-closure liabilities, less current portion	92,891	87,088
Remedial liabilities, less current portion	106,144	98,752
Long-term debt, less current portion	2,513,944	2,517,024
Operating lease liabilities, less current portion	113,059	117,991
Deferred tax liabilities	312,668	314,853
Other long-term liabilities	80,175	78,790
Total other liabilities	3,218,881	3,214,498
Total stockholders’ equity, net	1,593,237	1,513,887
Total liabilities and stockholders’ equity	$5,726,257	$5,653,699
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended
	March 31, 2022	March 31, 2021
Cash flows (used in) from operating activities:
Net income	$45,314	$21,736
Adjustments to reconcile net income to net cash (used in) from operating activities:
Depreciation and amortization	84,298	72,163
Allowance for doubtful accounts	3,619	2,446
Amortization of deferred financing costs and debt discount	1,561	900
Accretion of environmental liabilities	3,156	2,953
Changes in environmental liability estimates	312	275
Deferred income taxes	2,226	(39)
Other (income) expense, net	(704)	1,228
Stock-based compensation	5,712	3,480
Environmental expenditures	(3,615)	(3,011)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(138,690)	(9,703)
Inventories and supplies	(13,610)	(747)
Other current and non-current assets	(32,924)	(9,956)
Accounts payable	43,001	22,179
Other current and long-term liabilities	(38,285)	(904)
Net cash (used in) from operating activities	(38,629)	103,000
Cash flows used in investing activities:
Additions to property, plant and equipment	(70,308)	(41,913)
Proceeds from sale and disposal of fixed assets	1,320	1,204
Acquisitions, net of cash acquired	5,000	(22,918)
Additions to intangible assets including costs to obtain or renew permits	(321)	(505)
Proceeds from sale of available-for-sale securities	10,450	20,375
Purchases of available-for-sale securities	(5,002)	(42,980)
Net cash used in investing activities	(58,861)	(86,737)
Cash flows used in financing activities:
Change in uncashed checks	(2,295)	(6,662)
Tax payments related to withholdings on vested restricted stock	(1,831)	(3,719)
Repurchases of common stock	(3,694)	(26,546)
Deferred financing costs paid	(291)	(137)
Payments on finance leases	(3,585)	(1,672)
Principal payments on debt	(4,384)	(1,884)
Net cash used in financing activities	(16,080)	(40,620)
Effect of exchange rate change on cash	579	1,639
Decrease in cash and cash equivalents	(112,991)	(22,718)
Cash and cash equivalents, beginning of period	452,575	519,101
Cash and cash equivalents, end of period	$339,584	$496,383

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$33,697	$27,507
Income taxes paid, net of refunds	3,121	3,599
Non-cash investing activities:
Property, plant and equipment accrued	11,397	5,108
Remedial liability assumed in acquisition of property, plant and equipment	13,073	—
ROU assets obtained in exchange for operating lease liabilities	7,342	2,305
ROU assets obtained in exchange for finance lease liabilities	4,679	9,205

Supplemental Segment Data (in thousands)

	For the Three Months Ended
Revenue	March 31, 2022			March 31, 2021
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$940,798	$6,647	$947,445	$652,878	$1,724	$654,602
Safety-Kleen Sustainability Solutions	228,239	(6,647)	221,592	155,191	(1,724)	153,467
Corporate Items	72	—	72	79	—	79
Total	$1,169,109	$—	$1,169,109	$808,148	$—	$808,148

	For the Three Months Ended
Adjusted EBITDA	March 31, 2022	March 31, 2021
Environmental Services	$183,602	$140,254
Safety-Kleen Sustainability Solutions	51,877	31,632
Corporate Items	(55,220)	(42,435)
Total	$180,259	$129,451

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com